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                                                                  Exhibit 99.1



Lear Seating Corporation
21557 Telegraph Road
Southfield, Michigan 48034

Attention:     Kenneth L. Way
               Chief Executive Officer


     Re:  Consent to Act as Director
          --------------------------

Dear Mr. Way:

     I hereby consent to serve as a Director of Lear Seating Corporation ("Lear") upon my election to such position. Lear may include my name as a proposed Director and my relevant biographical information in its Registration Statement on Form S-1, and may file this consent as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                      /s/ ALAN WASHKOWITZ

                                          Alan Washkowitz